Filed pursuant to Rule 424(b)(3)

Registration No. 333-276775

Prospectus

12,798,485 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under “Selling Stockholders” of up to 12,798,485 shares of our common stock, $0.01 par value per share. Of those shares (i) 4,166,667 were issued to one of the selling stockholders in a private transaction that closed on July 31, 2023, and (ii) 8,631,818 were issued to the other selling stockholders in a private transaction that closed on October 13, 2023 and in connection with that transaction we agreed to register the resale of the shares.

We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of shares of our common stock by the selling stockholders under this prospectus. The selling stockholders will bear all brokerage commissions and similar expenses attributable to the sale of shares under this prospectus, and we will bear all costs, expenses and fees in connection with the registration of such shares. The selling stockholders may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus. Such shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. See “Plan of Distribution” for more information.

Our common stock is listed on the NYSE American under the symbol “XPL.” On January 26, 2024, the closing price for our common stock as reported on the NYSE American was $0.55 per share. Our principal executive offices are located at 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado 80033.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 2 and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 13, 2024.

ABOUT THIS PROSPECTUS

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under “Selling Stockholders” of up to 12,798,485 shares of our common stock, $0.01 par value per share, referred to herein as our “common stock.” We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of shares of our common stock by the selling stockholders under this prospectus.

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, referred to herein as the “SEC.” This prospectus omits some of the information contained in the registration statement, and we refer you to the full registration statement for further information about us and the securities being offered by the selling stockholders under this prospectus. Before making an investment decision, you should read, in addition to this prospectus and the registration statement, any documents that we incorporate by reference in this prospectus, as referred to under “Information Incorporated by Reference,” and the information under “Where You Can Find More Information.” Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance reference is made to the copy of the document filed. You should review the complete document to evaluate these statements.

Neither we nor the selling stockholders have authorized any other person to provide you with any information or to make any representations, other than those contained in this prospectus or incorporated by reference in this prospectus. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale or issuance of a security, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed materially since those dates. You should rely only on the information contained or incorporated by reference in this prospectus.

Unless the context otherwise requires, all references to “Solitario,” “the Company,” “we,” “our,” “us” or “our company” in this prospectus refer to Solitario Resources Corp., a Colorado corporation.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning exploration and development plans and timelines; any statements of expectation or belief; any statements regarding the impact to our business from the on-going effects from the COVID-19 pandemic; and any statements of assumptions underlying any of the foregoing. In addition, forward looking statements may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” and similar expressions that convey uncertainty of future events or outcomes, or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature.

The forward-looking statements included in this prospectus represent our estimates as of the date of this prospectus. We specifically disclaim any obligation to update these forward-looking statements in the future, except as required by law. These forward-looking statements should not be relied upon as representing our estimates or views as of any date subsequent to the date of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, each of the Newmont Transaction and October Private Placement (each, as defined below), and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” on page 4 of this prospectus, as well as the information incorporated herein by reference, before making an investment decision.

Overview of Solitario Resources Corp.

Solitario is an exploration stage company as defined by rules issued by the SEC, with a focus on the acquisition and exploration of precious metal, zinc and other base metal exploration mineral properties. Our primary business is to acquire exploration mineral properties and/or discover economic deposits on our mineral properties and advance these deposits, either on our own or through joint ventures, up to the development stage of the project. At that point, or sometime prior to that point, we would likely attempt to sell our mineral properties, pursue their development either on our own or through a joint venture with a partner that has expertise in mining operations, or create a royalty with a third party that continues to advance the property. We have never developed a property. In addition to focusing on our mineral exploration properties and the evaluation of mineral properties for acquisition, we also evaluate potential strategic transactions as a means to acquire an interest in new precious and base metal properties and assets with exploration potential or other potential corporate transactions that we determine to be favorable to us.  We currently consider our Golden Crest project in South Dakota, our carried interest in the Florida Canyon project in Peru, and our interest in the Lik project in Alaska to be our core mineral property assets.

We have been actively involved in mineral exploration since 1993. We have recorded revenue in the past from the sale of mineral properties, including from a royalty in January 2019 and the sale in June 2018 of our interest in the royalty on the Yanacocha property. Revenues and / or proceeds from the sale or joint venture of properties or assets, although significant when they occur, have not been a consistent annual source of cash and would only occur in the future, if at all, on an infrequent basis.  Historically we have reduced our exposure to the costs of our exploration activities through the use of joint ventures. Although we anticipate that the use of joint venture funding for some of our exploration activities will continue for the foreseeable future, we can provide no assurance that these or other sources of capital will be available in sufficient amounts to meet our needs, if at all.

Corporate Information

We were incorporated in Colorado on November 15, 1984 under the name Solitario Resources Corporation as a wholly-owned subsidiary of Crown Resources Corporation, or Crown. On June 12, 2008, our shareholders approved an amendment to the Articles of Incorporation to change our name from Solitario Resources Corporation to Solitario Exploration & Royalty Corp. In July 1994, Solitario became a publicly traded company on the Toronto Stock Exchange through its initial public offering. On July 26, 2004, Crown completed a spin-off of its holdings of our shares to its shareholders as part of the acquisition of Crown by Kinross Gold Corporation.  In July 2017 Solitario acquired Zazu Metals Corp. and its 50% interest in the Lik project in Alaska and changed its name to Solitario Zinc Corp. from Solitario Exploration & Royalty Corp. In June 2023 our shareholders approved an amendment to the Company’s Articles of Incorporation to change the Company’s name from Solitario Zinc Corp. to Solitario Resources Corp., and that name change was effected in July 2023.

Our website address is www.Solitarioxr.com.  The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus and is not part of this prospectus.

Our common stock is listed on the NYSE American under the symbol “XPL” and on the Toronto Stock Exchange under the symbol “SLR.” Our principal executive offices are located at 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado 80033. Our telephone number is (303) 534-1030.

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Private Placements

On July 31, 2023, we closed a private transaction that involved, among other things, the offer and sale of 4,166,667 shares of our common stock to Newmont Overseas Exploration Ltd. (the “Newmont Transaction”). As part of that transaction, we granted the investor certain registration rights. For more information regarding the Newmont Transaction, see our Current Report on Form 8-K filed with the SEC on August 2, 2023 and incorporated herein by reference.

On October 13, 2023, we effected a closing of a private offering of our common stock (the “October Private Placement”). In total, we received commitments to purchase, and then closed on the sale of, 8,631,818 shares of Solitario common stock in the October Private Placement (the “Shares”) at US $0.55 per share. In the subscription agreement with each investor we agreed that promptly following the final closing of the October Private Placement we could register, on one occasion, all or a portion of the Shares for resale. For more information regarding the October Private Placement, see our Current Report on Form 8-K filed with the SEC on October 16, 2023 and incorporated herein by reference.

The Offering

Common Stock offered by the selling stockholders	12,798,485 shares of our common stock held by the selling stockholders.
Terms of the offering	Each selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”
Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.
Risk Factors	See “Risk Factors” on page 4 for a discussion of factors you should carefully consider before deciding to invest in our common stock.
NYSE American Symbol	“XPL”

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RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, on file with the SEC, and those risk factors identified in reports subsequently filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which are incorporated by reference into this prospectus. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

USE OF PROCEEDS

We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of shares of our common stock by the selling stockholders under this prospectus. All proceeds from the sale of shares of our common stock offered by this prospectus will be for the account of the selling stockholders. The selling stockholders will bear all brokerage commissions and similar expenses attributable to the sale of shares under this prospectus, and we will bear all costs, expenses and fees in connection with the registration of such shares.

SELLING STOCKHOLDERS

This prospectus covers an aggregate of up to 12,798,485 shares of our common stock, which shares of common stock may be sold or otherwise disposed of by the selling stockholders.  Except for the transactions associated with described in reports we file with the SEC, and the ownership of the shares of common stock purchased in the Newmont Transaction or the October Private Placement, none of the selling stockholders have had any material relationship with us within the past three years.

The below table sets forth certain information with respect to each selling stockholder, including (a) the shares of our common stock beneficially owned by such selling stockholder prior to this offering, (b) the number of shares of our common stock being offered by such selling stockholder pursuant to this prospectus and (c) such selling stockholder’s beneficial ownership of our common stock after completion of this offering, assuming that all of the shares of common stock covered by this prospectus (but none of the other shares, if any, held by the selling stockholders) are sold to third parties in this offering.

The table is based on information supplied to us by the selling stockholders. Beneficial and percentage ownership is determined in accordance with the rules and regulations of the SEC, which is based on voting or investment power with respect to such shares, and this information does not necessarily indicate beneficial ownership for any other purpose. In accordance with SEC rules, in computing the number of shares beneficially owned by a selling stockholder, shares of common stock subject to derivative securities held by that selling stockholder that are currently exercisable or convertible, or that will be exercisable or convertible within 60 days after January 26, 2024, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other selling stockholder. Each selling stockholder’s percentage ownership after this offering is based on 79,696,358 shares of our common stock outstanding as of January 30, 2024.

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The selling stockholders may sell all, some or none of their shares of common stock covered by this prospectus. We do not know the number of such shares, if any, that will be offered for sale or otherwise disposed of by any of the selling stockholders. Furthermore, since the date on which we filed this prospectus, the selling stockholders may have sold, transferred or disposed of shares of common stock covered by this prospectus in transactions exempt from the registration requirements of the Securities Act. See “Plan of Distribution” for more information.

	Shares Beneficially Owned prior to this Offering(1)		Shares of Common Stock to be Offered Under this	Shares Beneficially Owned after this Offering
	Number	Percentage	Prospectus	Number	Percentage
Name
EdgePoint Investment Group Inc.	7,272,727	9.1%	7,272,727	-	-%
Extract Exploration Fund (Cayman) LP	909,091	1.1%	909,091	-	%
Sandeep Singh	450,000	*	450,000	-	-%
Newmont Overseas Exploration Ltd.	4,166,667	5.2%	0	-(2)	-(2)%

* Less than 1.0%

(1)	Assumes that all of the shares of common stock being registered by this prospectus are resold by the selling stockholders to third parties.
(2)

Does not include shares of common stock owned by a company under common control with Newmont Overseas Exploration Ltd. and that are identified in a Schedule 13G/A filed by Newmont Corp. with the SEC on August 9, 2023.

PLAN OF DISTRIBUTION

We are registering the shares of common stock covered by this prospectus on behalf of the selling stockholders. All costs, expenses and fees connected with the registration of such shares of common stock will be borne by us. Any brokerage commissions and similar expenses connected with selling such shares of common stock will be borne by the selling stockholders. The selling stockholders may offer and sell such shares of common stock from time to time in one or more transactions. As used in this prospectus, the term “selling stockholders” includes pledgees, donees, transferees and other successors-in-interest who may acquire such shares of common stock through a pledge, gift, partnership distribution or other non-sale related transfer from the selling stockholders. The selling stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. These transactions include:

•	or into an existing trading market, on an exchange or otherwise;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents;

•	by delayed delivery contracts or by remarketing firms;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;

•	exchange or over-the-counter distributions in accordance with the rules of the exchange or other market;

•

block trades in which the broker-dealer attempts to sell the shares of common stock covered by this prospectus as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as agent on both sides of the trade;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

•

through distributions by a selling stockholder or its successors in interest to its members, general or limited partners or stockholders (or their respective members, general or limited partners or stockholders);

•	a combination of any such method of sale; or

•	any other method permitted pursuant to applicable law.

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In connection with distributions of the shares of common stock covered by this prospectus or otherwise, the selling stockholders may:

•

sell such shares of common stock (i) in one or more transactions at a fixed price or prices, which may be changed from time to time; (ii) at market prices prevailing at the times of sale; (iii) at prices related to such prevailing market prices; or (iv) at negotiated prices;

•

sell such shares of common stock (i) on a national securities exchange; (ii) in the over-the-counter market; or (iii) in transactions otherwise than on an exchange or in the over-the-counter market, or in combination;

•

enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of the shares of common stock covered by this prospectus, which they may in turn resell; and

•	pledge the shares of common stock covered by this prospectus to broker-dealers or other financial institutions, which, upon a default, they may in turn resell.

The selling stockholders may also resell all or a portion of the shares of common stock covered by this prospectus in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, Section 4(a)(1) under the Securities Act, if available, or any other exemption from the registration requirements that become available, rather than under this prospectus.

In effecting sales, the selling stockholders may engage broker-dealers or agents, who may in turn arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders and/or from the purchasers of shares of common stock covered by this prospectus for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions. To our knowledge, there is currently no plan, arrangement or understanding between any selling stockholders and any broker-dealer or agent regarding the sale of any shares of common stock by the selling stockholders.

The selling stockholders, any broker-dealers or agents and any participating broker-dealers that act in connection with the sale of the shares of common stock covered by this prospectus may be “underwriters” under the Securities Act with respect to those shares of common stock and will be subject to the prospectus delivery requirements of the Securities Act. Any profit that the selling stockholders realize, and any compensation that any broker-dealer or agent may receive in connection with any sale, including any profit realized on resale of such shares of common stock acquired as principal, may constitute underwriting discounts and commissions. If the selling stockholders are deemed to be underwriters, the selling stockholders may be subject to certain liabilities under statutes including, but not limited to, Section 11, 12 and 17 of the Securities Act and Section 10(b) and Rule 10b-5 under the Exchange Act.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock covered by this prospectus owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders may also transfer and donate shares of common stock covered by this prospectus in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The securities laws of some states may require the selling stockholders to sell the shares of common stock covered by this prospectus in those states only through registered or licensed brokers or dealers. These laws may also require that we register or qualify such shares of common stock for sale in those states unless an exemption from registration and qualification is available and the selling stockholders and we comply with that exemption. In addition, the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of shares of common stock to engage in market-making activities with respect to such shares of common stock. All of the foregoing may affect the marketability of the shares of common stock covered by this prospectus and the ability of any person to engage in market-making activities with respect to such shares.

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If any selling stockholder notifies us of entry into any material arrangement with a broker-dealer for the sale of shares of common stock covered by this prospectus through a block trade, special offering, exchange distribution, over-the-counter distribution or secondary distribution, or a purchase by a broker or dealer, we will file any necessary supplement to this prospectus to disclose:

•	the number of shares of common stock involved in the arrangement;

•	the terms of the arrangement, including the names of any underwriters, dealers or agents who purchase such shares of common stock, as required;

•	the proposed selling price to the public;

•	any discount, commission or other underwriting compensation;

•	the place and time of delivery for the shares of common stock being sold;

•	any discount, commission or concession allowed, reallowed or paid to any dealers; and

•	any other material terms of the distribution of the shares of common stock.

In addition, if the selling stockholder notifies us that a donee, pledgee, transferee or other successor-in-interest of the selling stockholder intends to sell any shares of common stock covered by this prospectus, we will file an amendment to the registration statement on Form S-3, of which this prospectus forms a part, or a supplement to this prospectus, if required.

EXPERTS

Plante & Moran, PLLC, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as amended, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Plante & Moran, PLLC’s report, given on their authority as experts in accounting and auditing.

The estimates of our mineral reserves and mineral resources as of December 31, 2021 with respect to the Florida Canyon Zinc Project is incorporated by reference in this prospectus have been included in reliance upon a technical report prepared by, and under the overall supervision of, Donald E. Hulse. The estimates of our mineral reserves and mineral resources as of December 31, 2021 with respect to the Lik Project is incorporated by reference in this prospectus have been included in reliance upon a technical report prepared by, and under the overall supervision of, Donald E. Hulse.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Dykema Gossett PLLC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 001-32978. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities:

•	Annual Report on Form 10-K, for the fiscal year ended December 31, 2022, as amended;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023;

•

Our Current Reports on Form 8-K filed with the SEC on June 21, 2023, June 30, 2023, July 19, 2023, August 2, 2023, and October 16, 2023 (in each case, excluding information furnished pursuant to Items 2.02 and 7.01); and

•

The description of the Company’s common stock contained in Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020, including any other amendments or reports filed for the purpose of updating such description.

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Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Solitario Resources Corp.

Attn: Corporate Secretary

4251 Kipling Street, Suite 390

Wheat Ridge, Colorado 80033

(303) 534-1030

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Preferred Stock” and “Description of Common Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to Solitario Resources Corp., Attn: Corporate Secretary, 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado 80033. Our telephone number is (303) 534-1030. Our website is located at www.Solitarioxr.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

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12,798,485 Shares of Common Stock

Prospectus

February 13, 2024